EXHIBIT 10.12

                           WIEN GROUP, INC. LETTERHEAD


October 7, 2002

Security Intelligence Technologies, Inc.
Ben Jamil, President
444 Madison Avenue
New York, NY 10022

Re:  Engagement as Placement  Agent  Corporate  Finance  Advisor and  Investment
     Banker

Dear Mr. Jamil,

Ms engagement letter (the "Engagement Letter") confirms the engagement (the "Engagement") of Wien Group, Inc. (hereinafter "Wien") by Security Intelligence Technologies, Inc., on its own behalf and on behalf of its subsidiaries (the "Client" or the "Company"), to act as agent, consultant, and advisor in connection with the following:

o    arranging financing for the Company's operations and expansion;

o    representing the Company in connection with Mergers and Acquisitions;

o represent the Company with regard to introductions to accredited investors, financial institutions with a view to a financing, merger or acquisition;

o    assisting the Company with its public relations strategy.

In addition, Wien will, if and to the extent requested by the Company, provide other services, including arranging for an equity research report on the Company, assisting the Company with its public relations strategy, and assisting the Company in entering agreements with strategic partners.

1. Exclusive Authority

During the Engagement Period (as hereinafter defined), Client shall appoint Wien, which may, in its discretion, engage any such other broker/dealers as Wien may reasonably approve, to undertake to obtain. financing for the Company.

2. Engagement Period

The Engagement hereunder shall become effective on the date the Client executes and delivers this letter to Wien (the "Commencement Date") and shall expire, unless extended by mutual


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                                                                   EXHIBIT 10.12

agreement of the parties hereto, three (3) years after the Commencement Date (the" Termination Date"). The period, which is from the Commencement Date to the Termination Date, is sometimes hereinafter referred to as the "Engagement Period." Requests of either Party hereto to extend the Engagement Period shall not be unreasonably denied. If not extended by mutual agreement of the parties hereto, as provided for above, upon expiration of the Engagement Period all obligations of Wien hereunder shall terminate. Notwithstanding the foregoing, the Company may terminate this Agreement at any time for any reason on ten (10) days written notice to Wien, in which event that Termination Date shall be the date set forth in the notice of termination given by the Company with the same effect as if such date were the date set forth in the first sentence of this paragraph.

3. Wien Services

With effect from the Commencement Date, Client acknowledges that it has engaged Wien for the Engagement Period, pursuant to the terms hereof, as its adviser and agent with respect to the Services, which include an equity or debt financing or an acquisition or sale of the Company (the "Transaction"). Wien will, using reasonable good faith efforts, perform or cause to be performed the following services (collectively the "Services"):

o work with Client, legal counsel, accountants, appraisers and other experts and agents, if any, retained by or on behalf of Client to assist in the Transaction(s);

o prepare a working draft of a Private Placement Memorandum or other mutually acceptable financial instrument or structure, subject to the review of Client's legal counsel, with terms and conditions acceptable and approved by Client;

o    prepare Due Diligence Packages and oversee investor due diligence review;

o qualify investors to review information, research and support compiled by Wien with respect to the Transaction and Client (the "Due Diligence Package");

o subject to the provisions hereof, Client's approval and securities laws, use its good faith efforts to facilitate and oversee the marketing of the Securities, and information regarding the Client through Wien's network of accredited and institutional investors or, with the Client's prior consent, by such other means as Wien deems appropriate;

o provide strategic operational advise to the Company and management with ongoing issues as a public company;

o represent the Company with regard to introductions to accredited investors, financial institutions and strategic partners;


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                                                                   EXHIBIT 10.12

As part of the Services Wien shall arrange for the production of an equity research report for the Company, although the Company may, in its discretion, engage others to perform such services.

4. Obligations of Client

Client acknowledges and agrees that it shall perform the following undertakings, agreements and covenants in connection with the Engagement:

o make available or cause to be made available to Wien, at Client's expense, all documents, agreements and other information, in hard copy and database form, which in Wien's reasonable judgment shall be necessary for the proper performance of due diligence and/or the issuance for marketing of the Securities, and the execution of Merger and Acquisition and other financial advisory services;

o cooperate fully with Wien in connection with the review and analysis of the Revenue Streams and at Wien's reasonable request, provide Wien with information concerning the Client, the Revenue Streams, encumbrances or obligations, as well as the Client's officers, directors, employees and other agents concerning the subject matter of the Services. All information provided by Client and its officers, directors, employees or agents shall be accurate and complete in all material respects and Wien shall be entitled to rely thereon without verification and to include all or any portions thereof in any marketing, issuance or offering documents with respect to the Securities;

o reimburse Wien on a current basis for pre-approved out-of-pocket expenses including but not limited to travel and printing and other costs associated with the Transaction(s);

o approve and retain mutually acceptable sub-contractors that are wholly necessary and appropriate to perform some or all of the due diligence or other Services (the "Sub Contractors"); and

o pay all pre-approved expenses pursuant to this Agreement on a current basis, incurred by any Sub-Contractor, including, but not limited to legal, accounting, rating agencies and audits. Client shall have the right, for any reason, to reject any proposed Transaction.

Wien shall not provide any information to any proposed purchase of securities or merger or acquisition or sale candidate without first receiving the approval from the Company, which will have the right, for any reason, to reject any proposed purchaser or merger, acquisition or sale candidate.


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                                                                   EXHIBIT 10.12

5. Fees

As compensation for and subject to Wien's performance of all of the Services, Client shall pay to Wien:

o    a retainer of 50,000  restricted  common  shares of  Security  Intelligence
     Technologies,   Inc.   (OTCBB:SITG)  to  cover  initial  processing  costs,
     including commencement of comprehensive due diligence.

o for Senior Debt, a fee equal to six percent (6%) of the aggregate amount of the Senior Debt issued; payable at the closing;

o for equity, or any other non-investment grade securities, a fee equal to five percent (5%) of the aggregate principal amount of equity, or any other non-investment grade securities issued, payable at the closing;

o for Merger & Acquisition and other investment banking advisory services, a fee equal to those fees standard and customary in the investment banking industry for such services;

o For the successful completion of a Private Placement of Equity, with terms and conditions approved and accepted by Client, Wien will receive warrants equivalent to one percent (1%) of the outstanding common stock of the Company, prior to the Private Placement of Equity, for each five hundred thousand dollar ($500,000) Private Placement of Equity up to a maximum of six percent (6%). The warrants shall be exercisable at a price of one cent ($0.01) per share at any time. In addition the warrants will have the following rights:

     a. Registration Rights: At any time Wien shall have on demand registration rights, on customary terms, covering shares of Common Stock, registered and tradable, purchasable on exercise of the Warrants. In addition, Wien may choose to participate, on a pro rata basis and on customary terms, in any and all primary or secondary public offerings of Common Stock, subject to standard underwriter's exclusion. All expenses and fees relating to the registered sale of Wien's Common Stock (including the fees and expenses of Wien's counsel in all demand and piggyback registrations) shall be paid by the Company, except for underwriting and selling discounts and commissions and legal expenses.

     b. Tag along Rights: Wien shall have the right to sell Common Stock on a pro rata basis in connection with any private We of Common Stock by Principals of the Company.

     c.   Net Exercisability: Customary terms and conditions

6. Modification of Agreement

This Engagement Letter contains the entire agreement between the parties hereto and may be modified only in writing signed by the parties hereto.


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                                                                   EXHIBIT 10.12

7. Indemnification

The Client agrees to indemnify and hold harmless Wien, its parent and affiliates, the respective directors, officers, controlling persons, agents, employees and attorneys past and present (hereinafter an "Indemnified Party") from and against all claims, liabilities, losses, damages, proceedings or actions related to or arising out of any breach of the Client's obligations pursuant to this Engagement Letter, and will reimburse each Indemnified Party for all proper and reasonable costs and expenses, including counsel fees, in connection with investigating, preparing for and defending any such claim, proceeding or action whether pending or threatened. The Client will not, however, and Wien shall be, responsible for any, claims, liabilities, losses, damages or expenses which are judicially determined by final order, without any further right to appeal, to have resulted primarily from Wien's or that of any Indemnified Party's negligence, misconduct failure or omission to act including Wien's or other Indemnified Party's use of material which was not authorized by Client, as to which Wien shall indemnify Client, its officer and directors. In any case in which it is determined that indemnification or reimbursement, as set forth in the paragraph immediately above, may not be enforced or is otherwise unavailable, then the Client agrees to contribute to the aggregate claims, liabilities, losses, damages or expenses to which Wien and any other Indemnified Party may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Client on the one hand and Wien or the other Indemnified Party on the other from the Transaction which is the subject of the Engagement but also the relative fault of Wien on the one hand and the Client on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Client or Wien and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Client and Wien agree that it would not be just and equitable if contribution pursuant to this paragraph 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to hereinabove. The rights to indemnification and contribution under the foregoing shall be in addition to any other rights which Wien or any other Indemnified Party may have, and shall apply whether or not Wien or any other Indemnified Party is named or threatened to be named as a party in any action, suit or proceeding, brought or to be brought.

Wien acknowledges that in the course of performing services Pursuant to this Agreement it will have access to material non-public information concerning the Company, and that it is aware, and has been advised by counsel, as to the provisions of federal and state securities laws relating to the trading while in possession of material non-public, information. Wien will indemnify, and hold harmless, the Company, its officers, directors and counsel from and against any manner of loss, liability, damage or expense which they may sustain as a result of a violation by Wien of its obligations under this paragraph.


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                                                                   EXHIBIT 10.12

8. Notices

All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier service which obtains evidence of delivery, or re d or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 8. Notices shall be deemed to have been received on the date of personal delivery or the date delivery is refused. Notices shall be sent to any Party to the attention of the person who executed this Agreement on behalf of such Party at such Party's address set forth on the first page of this Agreement or by telecopier to the number set forth on the signature page of this Agreement. Either party may, by like notice, change the person or telecopier number to which notice shall be sent.

9. Governing Law

This Engagement Letter and Securities shall be interpreted under and governed by the laws of the State of New York applicable to contracts executed and to be performed wholly within such states.

10. Authority

Each party represents and warrants to the other that such entity in entering into and delivering this Engagement Letter has been duly authorized by all requisite action, and that it is duly authorized to execute this Engagement Letter and perform all its obligations hereunder.

11. Confidentiality

Each of the Client and Wien, on its own behalf and on behalf of its partners, shareholders, officers, employees and agents, hereby acknowledges that the form and content of this Engagement Letter, the form and contents of all documents, instruments and other materials which may become available to it during the course of and with respect to the Transaction, and all information pertaining to the Securities, including the structure, the credit spread, and the other terms (collectively, the "Materials") are confidential and such Materials, or any portion thereof, and the contents and substance thereof, may not be disseminated, distributed, discussed or otherwise made available to any person other than the Client and Wien, without the express prior written approval of the other party. In addition, each party shall not (save where required by some law, regulation or judicial order) publicly disclose or advertise any aspect of this transaction including, without limitation, identifying the marketing agent and/or package without the prior written approval of the other party. Each of the Client and Wien, acknowledges that a breach of this provision shall cause irreparable harm to the other party that remedies at law may be inadequate to redress and that Wien and Client, as the case may be, will be entitled to injunctive or similar equitable relief against the other party. The exception to this Section 11 is that each party shall be permitted to distribute Materials to its lawyers, accountants, lenders and advisers acting on its behalf.


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                                                                   EXHIBIT 10.12
12. Assignability

Notwithstanding anything herein to the contrary, this Agreement and all rights and obligations hereunder shall be binding upon and inure to the benefit of each party's successors and assigns. The rights and obligations of either party under this agreement may not be assigned without the prior written consent of the other which shall not be unreasonably withheld or delayed. The Client acknowledges and agrees that all rights and obligations of Wien under this Agreement may be assigned to a third party by Alan D. Hirsch so long as that third party knowingly accepts the rights and obligations of this agreement and so, long as that third party is an investment banking firm of capital, reputation, and character at least comparable to that of Wien and is the employer of Alan D. Hirsch.

13. Authorized Representatives

Mr. Ben Jamil is designated as the Authorized Representative in connection with the Transaction and the engagement. Mr. Ben Jamil represents and warrants as the Authorized Representative, that he is duly authorized to act on his own behalf and on behalf of Company. Mr. Ben Jamil may designate one or more other Authorized Representatives by written notice to Wien at its address as designated in this Engagement Letter. Please execute this Engagement Letter in the space provided below and return the original to Wien thereby acknowledging your understanding and acceptance of the terms hereof

Very truly yours, WIEN GROUP, INC.

    /S/ ALAN D. HIRSCH
----------------------------
By: Mr. Alan D. Hirsch
Executive Vice-President
Date: October 7, 2002


Accepted and Agreed:

    /S/ BEN JAMIL
----------------------------
By: Mr. Ben Jamil
President
Date: October   , 2002